Exhibit 10.5

Execution Copy

EXCHANGE AGREEMENT

This Exchange Agreement (the “Agreement”) is entered into as of this 7th day of August, 2023, by and between Evofem Biosciences, Inc., a Delaware corporation with offices located at 7770 Regents Rd. Suite 113-618 San Diego California 92122 (the “Company”) and the investor signatory hereto (the “Holder”), with reference to the following facts:

A. Prior to the date hereof, the Company, the Holder and/or certain other investors (the “Other Holders”) entered into one or more Securities Purchase Agreements (as may be amended, modified, restated or supplemented from time to time, the “Securities Purchase Agreements”, and each a “Securities Purchase Agreement”), pursuant to which the Holder purchased such senior subordinated convertible notes with an aggregate amount outstanding as of the date hereof as set forth on the signature page of the Holder attached hereto (the “Existing Notes”). Capitalized terms not defined herein shall have the meaning as set forth in the Securities Purchase Agreements.

B. The Company has authorized a new series of convertible preferred stock of the Company designated as Series E-1 Convertible Preferred Stock, $0.0001 par value, the terms of which are set forth in the certificate of designation for such series of preferred stock (the “New Certificate of Designations”) in the form attached hereto as Exhibit A (together with any convertible preferred shares issued in replacement thereof in accordance with the terms thereof, the “Series E-1 Preferred Stock”), which Series E-1 Preferred Stock shall be convertible into shares of Common Stock, in accordance with the terms of the New Certificate of Designations.

C. The Company and the Holder desire to exchange (the “Exchange” or the “Transaction”) such portion of the aggregate principal amount outstanding under the Existing Notes as set forth on the signature page of the Holder attached hereto (the “Exchange Amount”) for such aggregate number of shares of Series D Preferred Stock as set forth on the signature page of the Holder attached hereto (the “New Preferred Shares”, and such shares of Common Stock issuable pursuant to the terms of the New Certificate of Designations, including, without limitation, upon conversion or otherwise, collectively, the “New Conversion Shares”, and together with the New Preferred Shares, the “New Preferred Shares”). The New Preferred Shares, the New Certificate of Designations this Agreement and such other documents and certificates related thereto are collectively referred to herein as the “Exchange Documents”.

F. The Exchange is being made in reliance upon the exemption from registration provided by Section 3(a)(9) of the Securities Act of 1933, as amended (the “1933 Act”).

NOW, THEREFORE, in consideration of the foregoing premises and the mutual covenants hereinafter contained, the parties hereto agree as follows:

1. Exchange; Ratifications; Amendments.

(a) Exchange. On the date hereof, pursuant to Section 3(a)(9) of the Securities Act, the Holder shall convey, assign and transfer the Exchange Amount of Existing Notes (the “Exchanged Notes”) to the Company in exchange for which the Company shall issue the New Preferred Shares to the Holder. On the date hereof, the New Preferred Shares shall be issued on the books and records of the Company to the Holder. Within five (5) Trading Date after the date hereof, the Company shall deliver the New Preferred Shares in certificate form to the Holder, which New Preferred Shares shall be issued without a securities laws restrictive legend and shall be freely tradable by the Holder. Notwithstanding the foregoing, as of the date hereof, the Holder shall be deemed for all corporate purposes to have become the holder of record of the New Preferred Shares and shall be entitled to exercise all of its rights with respect to the New Preferred Shares and, irrespective of the date the Company delivers such certificate evidencing the New Preferred Shares.

(b) Ratifications. Except as otherwise expressly provided in the Required Consent (as defined below), each Securities Purchase Agreement and each other Transaction Document, is, and shall continue to be, in full force and effect and is hereby ratified and confirmed in all respects, except that on and after the date hereof: (i) all references in each Securities Purchase Agreement to “this Agreement”, “hereto”, “hereof”, “hereunder” or words of like import referring to a Securities Purchase Agreement shall mean such Securities Purchase Agreement as amended by this Agreement, and (ii) all references in the other Transaction Documents to a “Securities Purchase Agreement”, “thereto”, “thereof”, “thereunder” or words of like import referring to a Securities Purchase Agreement shall mean such Securities Purchase Agreement as amended by this Agreement.

(c) Amendments and Incorporation of Terms under Transaction Documents. Effective as of the date the Required Holders execute a consent to the transactions contemplated hereby and to amendments in the form of this Section 2 (the “Required Consent”), each Securities Purchase Agreement and each of the other Transaction Documents shall be amended as follows (and any such agreements, covenants and related provisions therein shall be deemed incorporated by reference herein, mutatis mutandis, as amended as such):

(i) The defined term “Notes” is hereby amended to include the New Preferred Shares (as defined herein).

(iii) The defined term “Conversion Shares” is hereby amended to include the New Conversion Shares (as defined herein).

(iv) The defined term “Transaction Documents” is hereby amended to include this Agreement and the other Exchange Documents.

2. Company Representations and Warranties. As a material inducement to the Holder to enter into this Agreement and consummate the Exchange, the Company hereby represents and warrants with and to the Holder, as of the date hereof, as follows:

(d) Organization and Qualification. Each of the Company and each of its Subsidiaries are entities duly organized and validly existing and in good standing under the laws of the jurisdiction in which they are formed, and have the requisite power and authority to own their properties and to carry on their business as now being conducted and as presently proposed to be conducted. Each of the Company and each of its Subsidiaries is duly qualified as a foreign entity to do business and is in good standing in every jurisdiction in which its ownership of property or the nature of the business conducted by it makes such qualification necessary, except to the extent that the failure to be so qualified or be in good standing would not reasonably be expected to have a Material Adverse Effect.

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(e) Authorization and Binding Obligation. The Company has the requisite power and authority to enter into and perform its obligations (including, without limitation, the issuance of the New Preferred Shares in accordance with the terms hereof and the reservation and issuance of the New Conversion Shares in accordance with the terms of the New Certificate of Designations) under this Agreement, the New Certificate of Designations and each of the other agreements and certificates entered into by the parties hereto in connection with the transactions contemplated by this Agreement (collectively, the “Exchange Documents”). The execution and delivery of the Exchange Documents by the Company and the consummation by the Company of the transactions contemplated hereby and thereby, including, without limitation, the issuance of the New Preferred Shares, have been duly authorized by the Board of Directors of the Company and, other than such filings required under applicable securities or “Blue Sky” laws of the states of the United States (the “Required Approvals”) and no further filing, consent, or authorization is required by the Company or of its Board of Directors or its shareholders. This Agreement and the other Exchange Documents have been duly executed and delivered by the Company and constitute the legal, valid and binding obligations of the Company enforceable against the Company in accordance with their respective terms, except as such enforceability may be limited by general principles of equity or applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally, the enforcement of applicable creditors’ rights and remedies.

(f) No Conflict; Required Filings and Consents.

(i) The execution, delivery and performance of the Exchange Documents by the Company and the consummation by the Company of the transactions contemplated hereby and thereby will not (i) result in a violation of the Certificate of Incorporation (including, without limitation, any certificate of designation contained therein), Bylaws, certificate of formation, memorandum of association, articles of association, bylaws or other organizational documents of the Company or any of its Subsidiaries, or any capital stock or other securities of the Company or any of its Subsidiaries, (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) in any respect under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which the Company or any of its Subsidiaries is a party, or (iii) result in a violation of any law, rule, regulation, order, judgment or decree (including, without limitation, foreign, federal and state securities laws and regulations and the rules and regulations of the Principal Market and including all applicable foreign, federal and state laws, rules and regulations) applicable to the Company or any of its Subsidiaries or by which any property or asset of the Company or any of its Subsidiaries is bound or affected.

(ii) Neither the Company nor any Subsidiary is required to obtain any consent from, authorization or order of, or make any filing or registration with (other than the Required Approvals), any Governmental Entity or any regulatory or self-regulatory agency or any other Person in order for it to execute, deliver or perform any of its respective obligations under or contemplated by the Exchange Documents, in each case, in accordance with the terms hereof or thereof. All consents, authorizations, orders, filings and registrations which the Company or any Subsidiary is required to obtain pursuant to the preceding sentence have been or will be obtained or effected on or prior to the date hereof, and neither the Company nor any of its Subsidiaries are aware of any facts or circumstances which might prevent the Company or any of its Subsidiaries from obtaining or effecting any of the registration, application or filings contemplated by the Exchange Documents.

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(g) Securities Law Exemptions. Assuming the accuracy of the representations and warranties of the Holder contained herein, the offer and issuance by the Company of the New Preferred Shares is exempt from registration under the Securities Act, pursuant to the exemption provided by Section 3(a)(9) thereof, and applicable state securities laws.

(h) Issuance of New Preferred Shares. The issuance of the New Preferred Shares are duly authorized and, upon issuance in accordance with the terms of this Agreement, the New Preferred Shares shall be validly issued, fully paid and non-assessable and free from all preemptive or similar rights, mortgages, defects, claims, liens, pledges, charges, taxes, rights of first refusal, encumbrances, security interests and other encumbrances (collectively “Liens”) with respect to the issue thereof. Upon exercise of the New Preferred Shares in accordance with this Agreement and the other Exchange Documents including, without limitation, the New Certificate of Designations, the Common Stock issued to the Holder, upon the conversion of the New Preferred Shares, when issued, will be validly issued, fully paid and nonassessable and free from all preemptive or similar rights or Liens with respect to the issue thereof, with the holders being entitled to all rights accorded to a holder of Common Stock. Assuming the accuracy of the representations and warranties of the Holder contained herein, the offer and issuance by the Company of the New Preferred Shares is exempt from registration under the 1933 Act.

(i) No Consideration Paid. No commission or other remuneration has been paid by Company for soliciting the exchange of the Exchanged Notes for the New Preferred Shares as contemplated hereby.

(j) Disclosure. The Company confirms that neither it nor any other Person acting on its behalf has provided the Holder or its agents or counsel with any information that constitutes or could reasonably be expected to constitute material, nonpublic information. All disclosure provided to the Holder regarding the Company and its Subsidiaries, their business and the transactions contemplated hereby, including the schedules to this Agreement, furnished by or on behalf of the Company is true and correct and does not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading. No event or circumstance has occurred or information exists with respect to the Company or any of its Subsidiaries or its or their business, properties, prospects, operations or financial conditions, which, under applicable law, rule or regulation, requires public disclosure or announcement by the Company but which has not been so publicly announced or disclosed.

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3. Holder’s Representations and Warranties. As a material inducement to the Company to enter into this Agreement and consummate the Exchange, the Holder hereby represents and warrants with and to the Company, as of the date hereof, as follows:

(a) Organization and Authority. The Holder has the requisite power and authority to enter into and perform its obligations under this Agreement. The execution and delivery of this Agreement by the Holder and the consummation by Holder of the transactions contemplated hereby has been duly authorized by Holder’s board of directors or other governing body. This Agreement has been duly executed and delivered by Holder and constitutes the legal, valid and binding obligation of Holder, enforceable against Holder in accordance with its terms.

(b) Ownership of Existing Notes. The Holder owns the Existing Notes free and clear of any Liens (other than the obligations pursuant to this Agreement, the Transaction Documents and applicable securities laws).

(c) Reliance on Exemptions. The Holder understands that the New Preferred Shares are being offered and exchanged in reliance on specific exemptions from the registration requirements of United States federal and state securities laws and that the Company is relying in part upon the truth and accuracy of, and the Holder’s compliance with, the representations, warranties, agreements, acknowledgments and understandings of the Holder set forth herein and in the Exchange Documents in order to determine the availability of such exemptions and the eligibility of the Holder to acquire the New Preferred Shares.

(d) Validity; Enforcement. This Agreement and the Exchange Documents to which the Holder is a party have been duly and validly authorized, executed and delivered on behalf of the Holder and shall constitute the legal, valid and binding obligations of the Holder enforceable against the Holder in accordance with their respective terms, except as such enforceability may be limited by general principles of equity or to applicable bankruptcy, insolvency, reorganization, moratorium, liquidation and other similar laws relating to, or affecting generally, the enforcement of applicable creditors’ rights and remedies.

(e) No Conflicts. The execution, delivery and performance by the Holder of this Agreement and the Exchange Documents to which the Holder is a party, and the consummation by the Holder of the transactions contemplated hereby and thereby will not (i) result in a violation of the organizational documents of the Holder or (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which the Holder is a party, or (iii) result in a violation of any law, rule, regulation, order, judgment or decree (including federal and state securities laws) applicable to the Holder, except in the case of clauses (ii) and (iii) above, for such conflicts, defaults, rights or violations which would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the ability of the Holder to perform its obligations hereunder.

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(f) No Consideration Paid. No commission or other remuneration has been paid by the Holder for soliciting the exchange of the Exchanged Notes for the New Preferred Shares as contemplated hereby.

4. Covenants.

(a) Disclosure of Transaction. The Company shall, on or before 9:30 a.m., New York City Time, on or prior to the first Business Day after the date of this Agreement, file a Current Report on Form 8-K describing the terms of the transactions contemplated hereby in the form required by the 1934 Act and attaching the Exchange Documents, to the extent they are required to be filed under the 1934 Act, that have not previously been filed with the SEC by the Company (including, without limitation, this Agreement and the New Certificate of Designations) as exhibits to such filing (including all attachments, the “8-K Filing”). From and after the filing of the 8-K Filing, the Company shall have disclosed all material, non-public information (if any) provided up to such time to the Holder by the Company or any of its Subsidiaries or any of their respective officers, directors, employees or agents. In addition, effective upon the filing of the 8-K Filing, the Company acknowledges and agrees that any and all confidentiality or similar obligations under any agreement with respect to the transactions contemplated by the Exchange Documents or as otherwise disclosed in the 8-K Filing, whether written or oral, between the Company, any of its Subsidiaries or any of their respective officers, directors, affiliates, employees or agents, on the one hand, and any of the Holder or any of their affiliates, on the other hand, shall terminate. Neither the Company, its Subsidiaries nor the Holder shall issue any press releases or any other public statements with respect to the transactions contemplated hereby; provided, however, the Company shall be entitled, without the prior approval of the Holder, to make a press release or other public disclosure with respect to such transactions (i) in substantial conformity with the 8-K Filing and contemporaneously therewith or (ii) as is required by applicable law and regulations (provided that in the case of clause (i) the Holder shall be consulted by the Company in connection with any such press release or other public disclosure prior to its release). Without the prior written consent of the Holder (which may be granted or withheld in the Holder’s sole discretion), except as required by applicable law, the Company shall not (and shall cause each of its Subsidiaries and affiliates to not) disclose the name of the Holder in any filing, announcement, release or otherwise.

(b) Blue Sky. The Company shall make all filings and reports relating to the Exchange as required under applicable securities or “Blue Sky” laws of the states of the United States following the date hereof, if any.

(c) Effective Date. Except as otherwise provided herein, this Agreement shall be deemed effective as of such date that Company and the Holder shall have duly executed and delivered this Agreement (the “Effective Date”).

(d) No Commissions. Neither the Company nor the Holder has paid or given, or will pay or give, to any person, any commission, fee or other remuneration, directly or indirectly, in connection with the transactions contemplated by this Agreement.

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(e) Termination. Notwithstanding anything contained in this Agreement to the contrary, if the Effective Date has not occurred and the Company does not deliver the New Preferred Shares to the Holder in accordance with Section 1 hereof, then, at the election of the Holder delivered in writing to the Company at any time after the fifth (5th) Business Day immediately following the date of this Agreement, this Agreement shall be terminated and be null and void ab initio and the Exchanged Notes shall not be cancelled hereunder and shall remain outstanding as if this Agreement never existed.

(f) Independent Nature of Holder’s Obligations and Rights. The obligations of the Holder under this Agreement are several and not joint with the obligations of any Other Holder, and the Holder shall not be responsible in any way for the performance of the obligations of any Other Holder under any other agreement with the Company (each, an “Other Agreement”). Nothing contained herein or in any Other Agreement, and no action taken by the Holder pursuant hereto, shall be deemed to constitute the Holder and Other Holders as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Holder and Other Holders are in any way acting in concert or as a group with respect to such obligations or the transactions contemplated by this Agreement or any Other Agreement and the Company acknowledges that, to the best of its knowledge, the Holder and the Other Holders are not acting in concert or as a group with respect to such obligations or the transactions contemplated by this Agreement or any Other Agreement. The Company and the Holder confirm that the Holder has independently participated in the negotiation of the transactions contemplated hereby with the advice of its own counsel and advisors. The Holder shall be entitled to independently protect and enforce its rights, including, without limitation, the rights arising out of this Agreement, and it shall not be necessary for any Other Holder to be joined as an additional party in any proceeding for such purpose.

(g) Miscellaneous. Section 9 of the Securities Purchase Agreements is hereby incorporated by reference herein, mutatis mutandis.

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IN WITNESS WHEREOF, Holders and the Company have executed this Agreement as of the date set forth on the signature page of the Holder below.

COMPANY:

EVOFEM BIOSCIENCES, INC.

By:
Name:
Title:

[New Preferred Shares Exchange Agreement Signature Page]

IN WITNESS WHEREOF, Holders and the Company have executed this Agreement as of the date first above written.

HOLDER:

By:
Name:
Title:

Date of Each Applicable Securities Purchase Agreement	Outstanding Amount of Existing Notes:
____________ ____________	___________________
____________	Exchange Amount of Exchanged Notes:
____________ ____________	___________________ **
____________	Aggregate Number of New Preferred Shares
_____________________

**If more than one Existing Note is being exchanged, please describe below which portion of the Existing Notes are included in the Exchange Amount of Exchanged Notes:

______________________________________________________________________________

______________________________________________________________________________

______________________________________________________________________________

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[New Preferred Shares Exchange Agreement Signature Page]